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                                                                    Exhibit 10.1

                             1983 STOCK OPTION PLAN

                                FOR EMPLOYEES OF

                 BOLT BERANEK AND NEWMAN INC. AND SUBSIDIARIES


1.       Purpose

         This 1983 Stock Option Plan, hereinafter called the "Plan", is intended to provide a special incentive to selected key employees of Bolt Beranek and Newman Inc. (the "Company") and/or of its subsidiaries to further the business of the Company and its subsidiaries. For purposes of the Plan, a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

2.       Administration

         The Plan shall be administered by the Board of Directors of the Company and their interpretation of any provisions of the Plan or any option or right granted under it, and the application of such provisions to any set of facts, shall be final and binding on all concerned. That portion of the Plan relating to stock depreciation rights shall be administered by the Committee (as hereinafter defined). No member of the Board of Directors shall be liable for any action or determination made in good faith. Any action or decision by such Board or by a committee of such Board, as contemplated by the Plan, may be by a majority of those directors present and acting, provided that a quorum is present.

3.       Eligibility

         The employees who shall be eligible to participate in the Plan shall be such key employees of the Company and its subsidiaries as a committee of the Board of Directors consisting of not less than three Directors of the Company (the "Committee") shall from time to time determine. Part-time as well as full-time employees of the Company and its subsidiaries shall be eligible to participate in the Plan. An eligible employee participating in the Plan is hereinafter called a "Participant".

         The members of the Committee shall be appointed by the Board of Directors and may be removed by the Board at any time in its discretion.

         No member of the Committee shall be eligible to receive an option or right under the Plan or under any other plan of the Company or of any affiliate of the Company entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Company or any such affiliate (as provided for in Rule 16b-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) or shall have been so eligible within one year prior to exercising discretion to select persons to receive options or rights or to determine the number of shares to be covered by options granted to any person.

         No option granted under the Plan which is intended to be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986 (as it may from time to time be amended) (the "Code") shall be granted to a Participant who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries unless the option so granted meets the requirements of Section 422A(c)(8) of the Code.

         The number of shares subject to each option, the option price per share of the share subject to each option, and whether each option is intended to be an "incentive stock option" or a non-qualified stock options, shall be determined by the Committee in its discretion, not inconsistently with the other provisions hereof.

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4.       Stock

         The stock to be delivered on exercise of the options granted under the Plan may be either shares of the Company's authorized but unissued Common Stock or shares of reacquired Common Stock as the Board of Directors shall determine. Subject to adjustment as hereinafter provided, the total number of shares of Common Stock of the Company which may be issued on the exercise of options granted under the Plan shall not exceed in the aggregate one million eight hundred thousand (1,800,000) shares. Options may be granted in respect of shares as to which prior options have expired or have terminated, in whole or in part, or in respect of shares allocable to outstanding options, provided that at no time shall options be granted which could cause the aggregate number of shares issued or to be issued on the exercise of options granted under the Plan to exceed the foregoing limitations of this paragraph 4.

5.       Terms and Conditions of Options and Rights

         Options granted under the Plan which are intended to be incentive stock options shall contain such provisions as the Board of Directors or the Committee considers necessary or advisable in order that the options may qualify under Section 422A of the Code. In addition, options and rights granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Board of Directors or the Committee shall determine:

         (a)     Medium and Time of Payment

         At the time of exercise of an option, payment in full of the option price shall be made for all shares purchased on such exercise. Such price may be paid in cash (including certified check or bank draft) or (unless the Board of Directors in any case should determine otherwise) in shares of Common Stock of the Company or partly in cash and partly in such shares, at the election of the person exercising the option. If the price is paid in whole or in part in shares, such shares shall be valued at their fair market value at the time of exercise, as determined by the Board of Directors, in determining the extent to which the option price has been paid in such shares. Notwithstanding the foregoing, if the Board of Directors or the Committee so determines in connection with the granting of an option or otherwise, the Company may make a loan, on terms and at interest rates, if any, as may be specified, or otherwise provide such assistance as the Board of Directors or the Committee deems appropriate to enable or assist the optionee to exercise an option, provided that no such loan or other assistance shall be made without approval of the Board of Directors to the extent required by law or except in compliance with other applicable laws and regulations.

         (b)     Number of Shares; Maximum Annual Limit

         The option shall state the total number of shares to which is pertains. Notwithstanding any other provision of the Plan, the aggregate fair market value, determined at the time the option is granted, of the stock with respect to which incentive stock options granted after December 31, 1986 are exercisable for the first time by a Participant during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this subsection (b) shall be construed and applied in accordance with Section 422(b)(7) of the Code and the regulations, if any, promulgated thereunder.

         (c)     Option Price

         The option price per share with respect to each option shall not be less than the lesser of (a) 50% of the fair market value per share on the date the option is granted, or (b) the net book value per share as of the end of the fiscal quarter next preceding the date on which the option is granted. Net book value per share as of a specified date shall be determined by dividing consolidated Shareholders' equity as of that date, by the number of shares of Common Stock issued and outstanding as of that date. The option price per share with respect to each option which is intended to be an incentive stock option shall not be less than the fair market value per share on the date the option is granted.


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         (d)     Period of Option or Right

         The period of each option and right shall be fixed by the Board of Directors or the Committee, but no option or right shall be exercisable after the expiration of ten years from the date it is granted.

         (e)     Exercise of Option or Right

         Each option shall be made exercisable at such time or times, whether or not in installments (which shall be cumulative), as the Board of Directors or the Committee shall determine. In the case of an option not immediately exercisable in full, the Board of Directors may at any time accelerate the time at which all or any part of the option may be exercised. Any exercise of an option must be in writing signed by the proper person and received by the Company at its principal office in Cambridge, Massachusetts, accompanied by the form of option and full payment for the number of shares in respect of which the option is exercised. If the purchase price is paid in whole or in part in shares of Common Stock of the Company, the certificates for such shares shall be accompanied by appropriate instruments of transfer in form acceptable to the Company. In the event an option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder unless and until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the option has been transferred by the Participant's will or by the applicable laws of descent and distribution.

         The Company shall not be obligated to deliver any shares or other consideration unless and until, in the opinion of the Company's counsel, all federal and state laws and regulations which the Company may deem applicable have been complied with, nor, in the event the Common Stock is at the time listed upon any national securities exchange, unless and until any shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless and until all other legal matters in connection with issuance and deliver of the shares and exercise of the option or right have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as amended, and may require that the Participant agree that any sale of the shares will be made only on a national securities exchange or in such other manner as is permitted by the Board of Directors and that the Participant will notify the Company when he makes any disposition of the shares, whether by sale, gift, or otherwise. The Company shall use its best efforts to achieve any such compliance and the Participant shall take any action reasonably requested by the Company in such connection.

         (f)     Non-Transferability of Options and Rights

         No option or right may be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Participant, the option or right shall be exercisable only by the Participant. An option or right held by the Participant at the time of his death shall be exercisable only in accordance with the provisions and subject to the limitations of subparagraph (h) and paragraph 6 below.

         (g)     Termination of Employment

         Except as provided in paragraph 6 below, in the event that a Participant shall cease to be employed by the Company other than by reason of death, then at any time or times within 60 days thereafter any option under the Plan may be exercised by the Participant as to all or any of the shares which the Participant was entitled to purchase immediately prior to the termination of his employment and except as so exercised, such option shall expire at the end of such 60-day period, subject to the provisions of subparagraph (h) below. Notwithstanding the foregoing, no option may be exercised after the expiration of the option period.

         For purposes of the preceding paragraph, if a Participant's employment by the Company or its subsidiaries is terminated under circumstances entitling the Participant to cash severance pay under any

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written severance plan, program, policy or agreement of the Company or its subsidiaries in force at the time of such termination of employment (a "Severance Program"), then except as otherwise determined by the Committee, any option held by the Participant at termination of employment shall be treated as having been exercisable immediately prior to termination of employment as to
(i) those shares for which it was in fact exercisable immediately prior to termination of employment without regard to this paragraph, plus (ii) any additional shares for which it would have become exercisable during the severance period (as hereinafter defined) had the Participant remained employed by the Company or its subsidiaries. For purposes of the preceding sentence, the severance period in the case of any terminated employee entitled to severance under a Severance Program shall be the period of weeks over which his or her cash severance, if paid as salary continuation, would have been paid (whether or not such severance is in fact so paid in such form).

         For purposes of this subsection (g), the following events shall not be deemed a termination of employment:

                 (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another; or

                 (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

         (h)     Death

         Except as provided in paragraph 6 below, if a Participant dies at a time when he is entitled to exercise an option, then at any time or times within 180 days after his death, or in the event of the death of a Participant within the 60-day period following termination of employment, then at any time or times within 120 days after the date of death, such option may be exercised, both as to that portion which was exercisable by the optionee immediately prior to death and as to any remaining portion, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option shall expire at the end of the period specified above. Notwithstanding the foregoing, no option may be exercised after expiration of the option period.

         (i)     Other Provisions

         An option granted under the Plan prior to January 1, 1987 which is intended to be an incentive stock option shall provide that it is not exercisable while there is outstanding (as that term is defined in Section 422A(c)(7) of the Code as in effect prior to the Tax Reform Act of 1986) any incentive stock option (as that term is defined in the Code) which was granted, before the granting of the new option, to such Participant to purchase stock in his employer corporation or in a corporation which (at the time of the granting of the new option) is a parent or subsidiary corporation of his employer corporation, or in a predecessor corporation of any such corporations. The foregoing provisions of this subsection (i) shall not apply to any incentive stock option granted after December 31, 1986.

         (j)     Withholding

         The Company shall have the right to require a Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any shares or other consideration upon exercise of an option or right under the Plan.

6.       Award and Exercise of Replacement Options and Related Rights; Terms

         The Committee may grant options under the Plan as replacement options for outstanding units under the Company's Key Executive Performance Unit Plan (the "Unit Plan"). Such replacement options shall include the following terms, notwithstanding anything inconsistent therewith in other provisions of the


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Plan.  In addition, replacement options may contain such other terms, not inconsistent herewith and with the other provisions of the Plan, as the Board of Directors or the Committee shall determine.

         (a) Replacement options shall only be granted upon the voluntary surrender by the Participant of all rights under the Unit Plan. Each replacement option shall be for the number of shares equal to the number of units in the Unit Plan surrendered by the Participant.

         (b) In the event that a Participant shall cease to be employed full-time by the Company, or shall die, at a time when he is entitled to exercise a replacement option, then at any time or times after his termination of full-time employment or his death, such replacement option may be exercised, as to all or any of the shares which the Participant was entitled to purchase under the replacement option immediately prior to his termination of full-time employment or death, by him or his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such replacement option shall expire at the end of the option period.

         (c) For purposes of the Plan, a stock depreciation right is a right granted to the holder thereof to receive, pursuant to the terms of the right, an amount payable in cash generally equal to not more than the decrease in the value of the shares purchased under the replacement option to which the stock depreciation right is related, as more particularly set forth below in this paragraph 6(c).

         Each replacement option granted under the Plan shall be accompanied by stock depreciation rights exercisable with respect to each share of stock actually purchased upon exercise of the related replacement option. To the extent a replacement option expires unexercised, the related stock depreciation rights may not be exercised. In addition, no stock depreciation rights and no replacement option accompanied by stock depreciation rights shall be exercised earlier than six months after the date of grant.

         Exercisable stock depreciation rights shall entitle the holder to exercise such rights (to the ratable extent that the related replacement option has been exercised) and to receive in satisfaction of the exercise of such rights, subject to the limitations below, an amount, payable as provided below, having an aggregate value equal tot he positive difference, if any, of (i) the lesser of (A) the fair market value (if the Common Stock is at the time listed upon any national securities exchange, on the basis of the closing price of the Common Stock on that exchange on the date as of which such value is determined, or if the Common Stock is not so listed, as determined by the Board of Directors) of the shares of Common Stock purchased upon exercise of the replacement option as of the date of such exercise, but in no event less than an amount equal to seven times the per-share earnings of the Company publicly reported by it for its four consecutive fiscal quarters which shall have been reported next preceding the date of such exercise (exclusive of all non-operating gains and losses, whether or not so considered under generally accepted accounting principles, and disregarding the cost attributable to amounts payable pursuant hereto and the related tax effect), times the number of shares of Common Stock purchased upon such exercise, or (B) an amount equal to twenty times the per-share earnings of the Company publicly reported by it for its four consecutive fiscal quarters which shall have been reported next preceding the date of such exercise (as limited above), times the number of shares of Common Stock purchased upon such exercise, less (ii) the greater of
(A) $14, times the number of shares of Common Stock purchased upon such exercise, or (B) the fair market value (if the Common Stock is at the time listed upon any national securities exchange, on the basis of the closing price of the Common Stock on that exchange on the date as of which such value is determined, or if the Common Stock is not so listed, as determined by the Board of Directors) as of the date of exercise of the stock depreciation right of the shares of Common Stock purchased upon exercise of the replacement option (or, to the extent such shares have been sold prior to such date of exercise of the stock depreciation right, the amount received for such shares upon such sale).

         Unless otherwise permitted or required by the Committee at any time, any full or partial exercise of stock depreciation rights shall be made only during the period beginning on the third business day following the date of release for publication of quarterly or annual (as the case may be) summary statements of sales and earnings of the Company and its subsidiaries, and ending on the twelfth business day following such date, in each case next succeeding the later of (i) 6 months from the date of exercise of the replacement option as to which the stock depreciation rights relate, or (ii) in the event that counsel for the Company should,


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during such 6 month period, render to the Company an opinion that the holder of the stock depreciation rights is prohibited under the Federal securities laws from selling publicly shares of Common Stock, then the date of an opinion of counsel for the Company that the holder is not longer so prohibited. Any stock depreciation rights exercisable but not exercised during such period shall expire at the end of the said twelfth day.

         Anything to the contrary herein notwithstanding and unless otherwise permitted or required by the Committee at any time, stock depreciation rights of any Participant shall not be exercisable and shall be void and of no force or effect to the extent that the related option is exercised at a time when the holder is not one of the persons specified in Section 16 of the Securities Exchange Act of 1934, as amended, and at a time when the holder is not, in the opinion of counsel for the Company, prohibited under the Federal securities laws from selling publicly shares of Common Stock.

         The Committee may elect to defer payments by the Company in respect of exercises of stock depreciation rights, or to make such payments in installments, if it shall determine in good faith that full payment would unreasonably impair the operations or cash flow of the Company or would result in any violation of any provision of any agreement to which the Company is then a party or by which it is then bound, except in no event may any payments be deferred beyond three years after the date of exercise of the stock depreciation rights with respect to which such payments are owed, nor may any payments be deferred beyond the occurrence of an event referred to in the second sentence of Section 8 hereof, provided that in such event the obligation of the Company to make immediate payments shall not exceed the net cash received by the Company in such event. In the event of any deferral, all Participants having stock depreciation rights with a common exercise date shall be treated alike with respect to such payment, and all amounts not paid within 30 days after the exercise date shall bear interest at the lowest rate from time to time available to the Company from its regular commercial banks under its regular borrowing lines, such interest to be paid monthly.

         (d) Upon the exercise of a replacement option by a holder thereof who is at the time thereof a person specified in Section 16 of the Securities Exchange Act of 1934, as amended, or who is, in the opinion of counsel for the Company, prohibited at the time under the Federal securities laws from selling shares of the Common Stock publicly, the Company shall make a loan to such holder in an amount equal to the sum of the difference between the option price per share and the par value per share, times the number of shares acquired upon such exercise, plus any withholding taxes due as a result of the exercise.
Such loan shall accrue no interest and shall be payable in full not later than 30 days after the latest of (i) 6 months following the date of exercise if the holder is at the time of exercise a person specified in Section 16 of the Securities Exchange Act of 1934, as amended, (ii) the date of exercise (or expiration, if unexercised) of the related stock depreciation rights,or (iii) the date of an opinion of counsel for the Company that the holder is no longer prohibited under the Federal securities laws from selling publicly shares of Common Stock if the holder had been the subject of an opinion of such counsel to the effect that he was so prohibited, but in no event later than 15 days after the date of sale of any of the shares acquired upon such exercise.

7.       Continuance of Employment

         Neither the Plan nor any option or right imposes any obligation on the Company or any subsidiary to continue the Participant's employment or any other relationship between the Participant and the Company or any subsidiary, or interferes in any way with the right of the Company or any subsidiary to terminate the employment of any of its employees or such other relationship at any time.

8.       Adjustment upon Changes in Stock

         In the event of a stock dividend, split-up, combination of shares, recapitalization, merger in which the Company is the surviving corporation (other than as provided below), or other similar capital change, or in the event of a spin-off or other significant distribution of stock or property by the Company to its shareholders, the Board of Directors shall make such changes, if any, in the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options and rights then outstanding or to be granted thereunder, the maximum number of shares of stock or securities which may be issued on


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the exercise of options granted under the Plan, the option price, and other relevant provisions as it considers equitable and appropriate, and the Board's determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation, or in the event another corporation acquires in a merger stock of the Company possessing 100% of the combined voting power of all classes of stock of the Company, or in the event of complete liquidation of the Company, all outstanding options shall thereupon terminate, provided that the Board of Directors shall, at least twenty days prior to the effective date of any such consolidation, merger, or liquidation, either (a) make all outstanding options immediately exercisable, or (b) except for replacement options, arrange to have the surviving corporation grant to the Participants substitute options on terms which the Board determines to be fair and reasonable.

         The Company may grant options under the Plan in substitution for stock options held by employees of another corporation who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation; provided that no such substitute option shall be granted to a person who will be an executive officer or director of the Company. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

9.       Amendments

         The Board of Directors may at any time discontinue granting options under the Plan. The Board of Directors may at any time or times amend the Plan or any outstanding option for the purpose of satisfying the requirements of any applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that, except as provided in paragraph 8, no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) reduce the minimum option price of options thereafter to be granted below the price provided for in paragraph 5(c), (c) reduce the option price of outstanding options below the price at which a new option could be granted under paragraph 5(c) at the time of such amendment, (d) extend the time within which options may be granted, or (e) extend the period of an outstanding option beyond ten years from the date of the amendment. No such amendment shall adversely affect the rights of any Participant (without his consent) under any option theretofore granted, provided, however, that the Committee may, in its sole discretion, at any time amend or terminate that portion of any or all replacement options as to which the Participant or Participants are, at the time of amendment or termination, not entitled to exercise.

10.      Termination of Plan

         No option shall be granted under the Plan after April 27, 1993; options theretofore granted may extend beyond that date (but not beyond April 26, 2003).

11.      Approval of Shareholders

         The Plan shall be subject to the approval of the shareholders of the Company, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors.


Rev. August 1994










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